UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 14, 2007

ALIGN TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

Retirement Agreement with Eldon M. Bullington

As previously disclosed in a Form 8-K filed by Align Technology, Inc. (“Align”) on October 24, 2007 (the “Prior Form 8-K”), Eldon M. Bullington announced his retirement as Vice President, Finance and Chief Financial Officer, effective December 14, 2007. In connection with Mr. Bullington’s retirement, Mr. Bullington and Align entered into a retirement agreement dated December 14, 2007. Pursuant to the Retirement Agreement, Align agreed to pay Mr. Bullington his 2007 fiscal year incentive award.

A copy of the retirement agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Executive Employment Agreement with Kenneth B. Arola

As previously disclosed in the Prior Form 8-K, Kenneth B. Arola, 51, was appointed as Align’s Vice President, Finance and Chief Financial Officer, effective upon Mr. Bullington’s retirement on December 14, 2007. Mr. Arola has served as Align’s vice president of finance and corporate controller since 2005. Previously, he served for 14 years as Adaptec, Inc.’s vice president of finance. There are no family relationships between Mr. Arola and any of Align’s directors or executive officers.

On the date of his appointment, Mr. Arola and Align entered into an executive employment agreement (the “Employment Agreement”). The Employment Agreement provides for a base salary of $275,000 per year and a target bonus of 60% of his base salary. The target bonus is contingent upon the attainment by Mr. Arola of specified performance objectives and his being employed by the Company at the time the bonus is paid. If, during the term of his employment, and not in connection with a Change of Control (as defined in the Employment Agreement), the Company terminates Mr. Arola’s employment without Cause (as defined in the Employment Agreement) or Mr. Arola resigns for Good Reason (as defined in the Employment Agreement), then (X) Mr. Arola shall immediately vest in an additional number of shares under all outstanding options as if he had performed additional 12 months of service and (Y) Mr. Arola will be entitled to (i) the then current year’s target bonus, prorated for the number of days Mr. Arola has been employed during the year, (ii) one year’s base salary and (ii) the greater of the then current year’s target bonus or the actual prior year’s bonus. In the event of a Change of Control, (i) Mr. Arola will immediately vest in options representing an additional 12 months of service and (ii) if within 12 months of a Change of Control either (a) Mr. Arola’s employment is terminated without Cause or (b) Mr. Arola resigns for Good Reason, Mr. Arola will immediately vest in all outstanding options and be entitled to (x) the then current year’s target bonus prorated for the number of days Mr. Arola has been employed during the year, (y) one year’s base salary and (z) the greater of the then current year’s target bonus or the actual prior year’s bonus.

A copy of the Employment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by this reference.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At a meeting held on December 14, 2007, Align’s Board of Directors approved and adopted an amendment to Article VII, Section 1 and Section 4 of Align’s Amended and Restated Bylaws. In compliance with NASDAQ’s requirement that all listed securities be eligible to participate in the Direct Registration System no later than January 1, 2008, the Amendment allows for the issuance, recordation and transfer of Align’s securities by electronic (book-entry) form rather than hold physical stock certificates. The Amendment took effect upon adoption by the Board.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by this reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to Amended and Restated Bylaws of Align Technology, Inc.
10.1	Retirement Agreement between Eldon M. Bullington and Align Technology, Inc., dated December 14, 2007
10.2`	Executive Employment Agreement between Kenneth B. Arola and Align Technology, Inc., dated December 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2007	ALIGN TECHNOLOGY, INC.

	By:	/s/ Thomas M. Prescott
Thomas M. Prescott
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amendment to Amended and Restated Bylaws of Align Technology, Inc.
10.1	Retirement Agreement between Eldon M. Bullington and Align Technology, Inc., dated December 14, 2007
10.2`	Executive Employment Agreement between Kenneth B. Arola and Align Technology, Inc., dated December 14, 2007